UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

SCHEDULE 14A

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HC2 Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor

New York, NY 10022

(Address of principal executive offices)

(212) 235-2690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HCHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 10, 2020, the Board of Directors of HC2 Holdings, Inc. (the “Company”) appointed Wayne Barr, Jr. as interim Chief Executive Officer, and Philip A. Falcone ceased serving as the Chief Executive Officer.

On June 10, 2020, in accordance with his employment agreement (which has been previously disclosed), the Company provided Mr. Falcone with 30 days advance notice of the termination of his employment without cause under the employment agreement. Accordingly, the termination date of his employment pursuant to the employment agreement shall be July 10, 2020. In addition, the Company requested that, in accordance with his employment agreement, Mr. Falcone resign immediately from the Board of Directors of the Company and any committees thereof and from the board of directors and any committees thereof of any affiliate of the Company. In accordance with his employment agreement and the Company’s severance guidelines, Mr. Falcone is eligible to receive 12 months of his base salary as severance; provided he signs and abides by the terms of a separation and release agreement.

Mr. Barr has served as a director of the Company since January 2014, as well as serving as a director of certain of the Company’s subsidiaries. Additional information regarding Mr. Barr and his business experience and positions with the Company can be found in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on May 27, 2020.

On June 11, 2020, the Company issued a press release announcing the executive management change. A copy of the press release is attached hereto as Exhibit 99.1.

Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Item No.	Description
99.1	Press Release dated June 11, 2020, titled "HC2 Holdings Appoints Wayne Barr, Jr. as Interim Chief Executive Officer"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2020
HC2 Holdings, Inc. (Registrant)

	By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

HC2 Holdings Announces Executive Management Change

Appoints Wayne Barr, Jr. as Interim Chief Executive Officer

New York, New York – June 11, 2020 – HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, announced today its Board of Directors has appointed Wayne Barr, Jr. as interim Chief Executive Officer. Mr. Barr succeeds Philip A. Falcone, effective immediately.

The Board of Directors intends to commence a search for a permanent CEO and has formed a search committee comprised of Chairman Avie Glazer, and directors Warren Gfeller and Michael Gorzynski.

“After a thorough review, the new HC2 Board has determined that the best course of action is to appoint Wayne as interim CEO while we embark on a search for a permanent successor,” said Mr. Glazer, Chairman of the Board of Directors of HC2. “With Wayne’s extensive financial and strategic experience, his familiarity with HC2 since its inception, along with the incumbent HC2 team that has been effectively executing on transforming our business, we are confident that he will skillfully guide HC2 through this next phase and create value for our stockholders.

“At the same time, we also want to thank Phil for his contributions to HC2,” added Mr. Glazer. “Phil helped build HC2 over the past six years, acquiring undervalued assets and growing them under the HC2 umbrella. He has set the stage for HC2 to succeed in its next chapter. We wish him all the best in his future endeavors.”

Mr. Barr will continue to serve on the recently created Executive Committee of the Board, comprised of Chairman Avie Glazer, Michael Gorzynski and Mr. Barr, while Shelly Lombard will replace Mr. Barr on the Compensation Committee, effective immediately.

Mr. Barr has served as a director of HC2 since January 2014, as well as serving as a director of certain HC2 subsidiaries. Since March 2019, Mr. Barr has been President and CEO of CCUR Holdings, Inc. (OTCQB: CCUR) (“CCUR”). He joined the CCUR board in 2016 and was also Executive Chairman of CCUR until April 2020. Mr. Barr is also a member of the board of directors of Alaska Communications Group, Inc., (NASDAQ: ALSK), where he is chairman of the Compensation and Personnel Committee and serves on the Nominating and Governance Committee.

“I appreciate the Board’s confidence, and I am proud to be leading our excellent team on an interim basis through this important period,” said Mr. Barr. “All of our businesses and our teams have stepped up admirably during these challenging times, and we are on the right path with respect to de-levering our balance sheet and strengthening our capital structure. Additionally, our Board continues to evaluate all strategic options in order to unlock additional value for our stockholders.”

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2's largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, any statements regarding HC2’s expectations regarding building shareholder value, future cash flow, longer-term growth and invested assets, the timing and effects of redeeming the 11.5% Notes, reducing HC2's leverage and interest expense, the timing or prospects of any refinancing of HC2's remaining corporate debt, and any statements regarding HC2’s expectations regarding entering definitive agreements in respect of the potential divestitures of Continental Insurance and/or DBM Global. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and HC2’s subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations

Garrett Edson

ir@hc2.com

(212) 235-2691